                                                                    EXHIBIT 31.1

                                 CERTIFICATIONS

I, H. Vance White, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Wits Basin Precious Minerals Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. Wits Basin Precious Minerals Inc.'s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Wits Basin Precious Minerals Inc., and have:

     a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Wits Basin Precious Minerals Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b. evaluated the effectiveness of Wits Basin Precious Minerals Inc.'s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c. disclosed in this report any change in Wits Basin Precious Minerals Inc.'s internal control over financial reporting that occurred during Wits Basin Precious Minerals Inc.'s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Wits Basin Precious Minerals Inc.'s internal control over financial reporting;

5. Wits Basin Precious Minerals Inc.'s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Wits Basin Precious Minerals Inc.'s auditors and the audit committee of Wits Basin Precious Minerals Inc.'s board of directors (or persons performing the equivalent functions):

     a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Wits Basin Precious Minerals Inc.'s ability to record, process, summarize and report financial information; and

     b. any fraud, whether or not material, that involves management or other employees who have a significant role in Wits Basin Precious Minerals Inc.'s internal control over financial reporting.

Date: November 12, 2003

                                          By: /s/ H. Vance White
                                              ----------------------------------
                                              H. Vance White
                                              Chief Executive Officer